Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-176656, No. 333-164960, No. 333-144231, No. 333-131975, No. 333-123652, and No. 333-122580) and Forms S-8 (No. 333-107266. No. 333-111022, No. 333-146251, No. 333-146296, No. 333-145068 and No. 333-122275) of Lions Gate Entertainment Corporation of our report dated December 23, 2011 relating to the financial statements of Studio 3 Partners L.L.C., which appears in the Current Report on Form 8-K of Lions Gate Entertainment Corp. dated March 21, 2012.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
March 21, 2012